SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
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Uroplasty, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2006 SPECIAL MEETING OF SHAREHOLDERS
NOTICE OF 2006 SPECIAL MEETING OF SHAREHOLDERS
INTRODUCTION
VOTING OF SHARES
PROPOSAL 1
PRINCIPAL SHAREHOLDERS
Appendix I

2718 Summer Street N.E.
Minneapolis, Minnesota 55413-2820
2006 SPECIAL MEETING OF SHAREHOLDERS
TO UROPLASTY, INC. SHAREHOLDERS:
     I cordially invite you to a 2006 Special Meeting of Uroplasty shareholders. The meeting will be held on Wednesday, May 3, 2006 at 10:00 a.m. (CDT) at the Uroplasty corporate office located at 2718 Summer Street N.E., Minneapolis, Minnesota.
     I hope you will participate in this meeting which is being held to adopt a new 2006 stock and incentive plan. This proxy statement describes this in more detail. In addition to voting, we will answer your questions.
     The formal Notice of Special Meeting, Proxy Statement and Proxy Card are enclosed. Whether or not you plan to attend the meeting, your vote is important. Please complete, sign, date and return the enclosed proxy card as soon as possible in the reply envelope provided.
     On behalf of the management and directors of Uroplasty, Inc., I want to thank you for your continued support and confidence in Uroplasty. We look forward to seeing you at the 2006 Special Meeting.
Very truly yours,
/s/ SAM B. HUMPHRIES

Sam B. Humphries
President and Chief Executive Officer
Minneapolis, Minnesota
April 3, 2006

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD
PROMPTLY TO SAVE THE COMPANY THE EXPENSE OF ADDITIONAL SOLICITATION
AND TO ASSURE THAT A QUORUM WILL BE REPRESENTED AT THE MEETING.

UROPLASTY, INC.
2718 Summer Street N.E.
Minneapolis, MN 55413-2820
NOTICE OF 2006 SPECIAL MEETING OF SHAREHOLDERS
to be held Wednesday, May 3, 2006
TO UROPLASTY, INC. SHAREHOLDERS:
     A special meeting of the shareholders of Uroplasty, Inc., will be held on Wednesday, May 3, 2006 at 10:00 a.m. (CDT). We will meet at Uroplasty’s corporate office located at 2718 Summer Street N.E., Minneapolis, Minnesota. If you owned common stock at the close of business on March 20, 2006, you are entitled to vote at the meeting or any adjournments thereof. At this meeting, we plan to:
•	Adopt the Uroplasty, Inc. 2006 Stock and Incentive Plan.

•	Attend to other business properly presented at the meeting or any adjournment thereof.
     Whether or not you plan to attend the meeting, you can be sure your shares are represented at the meeting by promptly voting and submitting your proxy by completing, signing, dating and returning the enclosed proxy card in the reply envelope provided.
ON BEHALF OF UROPLASTY’S BOARD OF DIRECTORS,
/s/ SUSAN HARTJES HOLMAN

Susan Hartjes Holman
Corporate Secretary
and Chief Operating Officer
Minneapolis, Minnesota
April 3, 2006

WE CORDIALLY INVITE YOU TO ATTEND THE SPECIAL MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY MARKING, SIGNING, DATING AND MAILING YOUR PROXY CARD IN THE REPLY ENVELOPE.

2718 Summer Street N.E.
Minneapolis, Minnesota 55413-2820

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS
MAY 3, 2006

INTRODUCTION
     We will hold a Special Meeting of Shareholders of Uroplasty, Inc. on Wednesday, May 3, 2006 at 10:00 a.m. (CDT) at our principal executive office located at 2718 Summer Street N.E., Minneapolis, Minnesota 55413, or at any adjournment or adjournments thereof, for the purposes set forth in the Notice of Special Meeting of Shareholders.
     We enclose a proxy card for your use. Our Board of Directors solicits you to SIGN AND RETURN THE PROXY CARD IN THE REPLY ENVELOPE. We will bear the cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of our common stock. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies in person, in writing or by any form of telecommunication. We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of common stock.
     Any shareholder giving a proxy may revoke it at any time before the proxy is voted at our Special Meeting either by giving a written notice of revocation to our Secretary, by filing a duly executed proxy bearing a later date with our Secretary or by appearing at the Special Meeting and filing a written notice of revocation with our Secretary prior to use of the proxy. Proxies will be voted as specified by shareholders.
     This proxy statement and the enclosed proxy card are first being mailed to or given to shareholders on or about April 3, 2006.
     OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE PROPOSALS IN OUR NOTICE OF SPECIAL MEETING.

VOTING OF SHARES
     Only holders of record of our common stock at the close of business on March 20, 2006 are entitled to vote at the Special Meeting. On March 20, 2006, we had 6,937,786 shares of common stock outstanding. Holders of our common stock are entitled to one vote per share.
     If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares.
     The presence at our Special Meeting, in person or by proxy, of the holders of a majority of our outstanding shares of common stock entitled to vote at the meeting (3,468,894 shares) is required for a quorum for the transaction of business.
     If you abstain from voting on any matter, the abstention will be counted for purposes of determining whether a quorum is present at the Special Meeting for the transaction of business as well as shares entitled to vote on that particular matter. Accordingly, an abstention on any matter will have the same effect as a vote against that matter.
     If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or other nominee does not have discretionary voting power. Broker non-votes are counted as present for purposes of establishing a quorum for the meeting, but are not considered entitled to vote on the proposal in question. Consequently, broker non-votes do not have the same effect as a negative vote on the proposal.
     The adoption of our 2006 Stock and Incentive Plan and any other proposal that may come before the Special Meeting described in this Proxy Statement require the approval of a majority of the shares present and entitled to vote in person or by proxy at the meeting.
PROPOSAL 1
APPROVAL OF THE UROPLASTY, INC. 2006 STOCK AND INCENTIVE PLAN
General Information
On February 2, 2006, our board adopted, subject to shareholder approval, the Uroplasty, Inc. 2006 Stock and Incentive Plan (the “2006 Plan”). The purpose of the 2006 Plan is to promote our interests (including our subsidiaries) and our shareholders by aiding us in attracting and retaining employees, officers, consultants, advisors, directors and other service providers who we expect will contribute to our growth and financial performance by compensating such persons through various arrangements including stock ownership in us. The 2006 Plan is intended to provide us with flexibility in awarding such persons with incentives.

Existing Plans
We have granted stock options under three plans. As explained below, we currently have 32,100 shares available for grant under one of these plans, all of which may be granted as incentive stock options (options that qualify for special tax treatment under Section 422 of the Internal Revenue Code). Upon shareholder approval of the 2006 Plan, there will be no further awards pursuant to these plans. We have no other formal plans than the three plans set forth below, all for the grant of stock options.
2002 Stock Option Plan
Our 2002 Stock Option Plan provides for the grant of incentive stock options (options that qualify for special tax treatment under Section 422 of the Internal Revenue Code) and non-qualified stock options. Incentive stock options may be granted only to our employees, including employees of any of our subsidiaries. Non-qualified stock options may be granted to our employees, directors, non-employees or consultants. A total of 650,000 shares of our common stock are available under the plan. As of February 14, 2006, 32,100 shares remain available for grant. The plan will terminate July 31, 2007, unless terminated earlier by our board.
1997 Stock Option Plan
Our 1997 Stock Option Plan provides for the grant of incentive stock options and non-qualified stock options to our employees, employee directors, officers and in the case of non-qualified stock options, also to non-employee directors and consultants. As of April 2002, no further awards could be made under this plan. As of February 14, 2006, 65,859 shares under this plan are subject to outstanding options.
1995 Stock Option Plan
Our 1995 Stock Option Plan provides for the grant only of non-qualified stock options. These stock options may be granted to our employees, directors, non-employees and consultants. A total of 449,998 shares of common stock were reserved under the plan. However, as of March 26, 2005, no further awards could be made under this plan. As of February 14, 2006, 340,000 shares under this plan are subject to outstanding options.
Need for a New Plan with Flexibility
Our current plans only allow us to grant stock options to participants which requires them to exercise the option and purchase our stock. Our plans do not allow us to grant other equity compensation awards that do not require the purchase of our stock such as restricted stock grants or stock appreciation rights (SARs).
The board believes that the continuation of incentive compensation is essential in attracting, retaining and motivating individuals to enhance the likelihood of our future success, and that a plan that permits a broad range of equity and incentive compensation awards with more flexible terms will allow us to better align incentive compensation with increases in shareholder value than our current plans. The flexibility of the 2006 Plan in types and specific terms of awards will allow future awards to be based on then-current objectives for aligning compensation with shareholder value. Shareholder approval of the 2006 Plan will permit us to award a variety of short-term and long-term incentives that achieve these goals.

The following is a summary of the material terms of the 2006 Plan and is qualified in its entirety by reference to the 2006 Plan, a copy of which is attached hereto as Appendix I.
Summary of the 2006 Plan
Administration
Our board has delegated the administration of the 2006 Plan to our compensation committee. The committee will administer the 2006 Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2006 Plan. Subject to the provisions of the 2006 Plan, the committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The committee has authority to interpret the 2006 Plan, and establish rules and regulations for the administration of the 2006 Plan.
Eligible Participants
Any employee, officer, director, consultant, advisor or other natural person providing services to us or our subsidiaries, who is selected by the committee, is eligible to receive an award under the 2006 Plan. We have approximately 55 persons who may be eligible to participate in the 2006 Plan.
Shares Available For Awards
The aggregate number of shares of our common stock that may be issued under all stock-based awards made under the 2006 Plan will be 1,200,000. Shares issuable under the 2006 Plan are authorized but unissued shares. The committee may adjust the number of shares available for issuance to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2006 Plan in the event of stock splits, stock dividends, or other changes in our capitalization or for a merger or a similar corporate transaction or event. If any shares of our common stock subject to any award or to which an award relates are forfeited or are reacquired by us, or if any award terminates without the delivery of any shares, the shares previously set aside for such awards will be available for future awards under the 2006 Plan. In addition, prior to February 2, 2016, (i) any previously issued shares, or (ii) shares under an award that are withheld, (in each case of (i) or (ii)) in full or partial payment to us to satisfy tax obligations relating to an award (other than an incentive stock option) shall again be available for granting awards under the 2006 Plan.
Types of Awards and Terms and Conditions under the 2006 Plan
The 2006 Plan permits the granting of:
•	stock options (including both incentive and non-qualified stock options);

•	stock appreciation rights (“SARs”);

•	restricted stock and restricted stock units;

•	performance awards of cash, stock or property or a combination thereof;

•	phantom stock; and

•	other stock grants or share-based awards.

All awards shall be evidenced by an award agreement. Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2006 Plan or any other compensation plan of us or our subsidiaries and affiliates. Awards can be granted for no cash consideration or for cash or other consideration as determined by the committee or as required by applicable law. The term of awards shall be determined by the committee but will not be longer than 10 years from the date of grant.
Payment Terms; Limited Cashless Exercise.
Our committee can determine in its discretion the method for payment of an award by us upon the grant or exercise thereof including payment in cash, shares of our common stock or other securities, or property, or any combination of these in a single payment, installments or on a deferred basis. Similarly, our committee can determine the method for payment of an award by the holder to us upon the grant, exercise or payment of an award including payment to us in cash, or by delivery of our shares of common stock that have been held at least 180 days that have a fair market value equal to the exercise price on the date of the applicable event, or in any other manner acceptable to the committee and permitted under the 2006 Plan. Payment terms shall be set forth in the award agreement.
The 2006 Plan does not permit payment of the exercise price of an option or award through a cashless exercise, i.e., through the cancellation of a number of then otherwise exercisable options or awards equal in value to the amount of the exercise price of the options or awards being exercised. However, the 2006 Plan does permit a cashless exercise to allow a holder to pay applicable statutory withholding taxes by instructing us to cancel a number of otherwise then exercisable options or awards equal in value to the amount of such tax. For this purpose, the value of an option or award being canceled is the difference between the exercise price per share and the fair market value of a share of common stock as of the close of business on the date of exercise.
Stock Options. Options granted under the 2006 Plan may be “incentive stock options” within the meaning of Section 422 of the Code, or stock options which are not incentive stock options. The committee generally may provide that an option can be exercised in whole or in part for a stated period of time during which such option is outstanding, and may condition the exercise on any vesting arrangements as set forth in an award agreement. Incentive stock options may only be granted to full-time or part-time employees, officers and directors of us or our subsidiaries.
Stock Appreciation Rights. The holder of an SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR payable in cash or shares of our common stock. SARs vest and become exercisable in accordance with a vesting schedule established by the committee and set forth in an award agreement.
Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the committee. If the participant’s employment or service as a director terminates during the period of restriction for any reason, unvested restricted stock and restricted stock units will be forfeited, unless the committee determines that it would be in our best interest to waive the remaining restrictions.
Performance Awards. Performance awards granted under the 2006 Plan are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code but are not required to so qualify. Performance awards give participants the right to receive payments in cash, stock or property based solely upon the achievement of certain performance goals during a specified performance period. To comply with 162(m) of the Code, the committee must designate all participants for each performance period, and establish performance goals and target awards for each participant no later than 90 days after the beginning of each performance period within the parameters of Section 162(m) of the Code. Performance goals must be based solely on one or more of the following business criteria:
•	revenue;

•	cash flow;

•	gross profit;

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation and amortization;

•	net earnings;

•	diluted earnings per share;

•	margins, including gross profit, operating and net income margins;

•	returns, including return on assets, equity, investment, capital and revenue and total stockholder return;

•	stock price;

•	economic value added;

•	working capital;

•	market share;

•	cost reductions;

•	workforce satisfaction and diversity goals;

•	employee retention;

•	customer satisfaction;

•	completion of key projects; and

•	strategic plan development and implementation.
Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. The committee may appropriately adjust any evaluation of performance under such goals to exclude the effect of certain events, including any of the following events: mergers, acquisitions or other extraordinary corporate transactions; asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.
Phantom Shares. The holder of phantom shares is entitled to receive as a bonus typically payable in cash an amount equal to the excess of the fair market value (calculated as of a date as determined by the committee) of a specified number of shares of our common stock over the grant price of such shares. Phantom shares vest and are payable in accordance with a vesting schedule established by the committee and set forth in an award agreement.

Other Share-Based Awards. The committee may grant other share-based awards pursuant to which shares are acquired (such as unrestricted shares of our common stock), subject to terms and conditions determined by the committee.
Duration, Termination and Amendment. Unless discontinued or terminated by the Board, the 2006 Plan will expire on February 2, 2016. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2006 Plan prior to expiration may extend beyond the end of such period through the award’s normal expiration date.
The board and pursuant to the delegation of its authority, the committee may amend, alter or discontinue the 2006 Plan at any time, although shareholder approval must be obtained for any action that would increase the number of shares of our common stock reserved for issuance, modify the plan in any way if such modification requires shareholder approval in order for the 2006 Plan to satisfy the requirements of Section 422 of the Internal Revenue Code, as amended, for incentive options, or any other tax or regulatory law or requirement. Shareholder approval is also required for any action that would, absent such approval, violate the rules and regulations of the American Stock Exchange or any other securities exchange applicable to us.
Change of Control. Under the 2006 Plan, if a change in control of us occurs, all outstanding awards, including those subject to vesting or other performance targets, shall automatically fully vest immediately before the effective date of the change in control. A change of control generally occurs if:
•	a third party or group becomes the beneficial owner of a majority of our voting securities,

•	we sell all or substantially of our assets or liquidate;

•	we merge, consolidate, reorganize or recapitalize and a majority of the holders of our voting securities do not own a majority of the voting securities of the surviving entity immediately following the transaction; or

•	as a result of a tender or exchange offer, merger or other business combination, sale of assets or contested board election, our directors prior to the event do not constitute a majority of our board after the event.
Rights Upon Termination of Employment or Other Service.
In the event a participant’s employment or other service with us or a subsidiary is terminated for any reason (other than for “cause”), or by death or “disability”, the participant may exercise an award within the time frame specified in an award agreement to the extent that the award is vested on the date of termination but no later than the expiration of the term of such award. In the absence of a specified time in the award agreement, the participant shall have three (3) months following the date of termination to exercise an award, and in the case of death or disability, twelve (12) months following the date of termination to exercise an award.
Transferability of Awards and Securities Delivered Thereunder
Unless otherwise provided by the committee or in an award agreement, awards under the 2006 Plan may only be transferred (i) by will or by the laws of descent and distribution, or (ii) pursuant to a court order that the committee determines is a qualified domestic relations order under applicable federal regulations. Shares and other securities delivered under the 2006 Plan will also bear appropriate restrictions on transfer under federal and state securities laws.

Federal Income Tax Consequences
Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income for the participant.
Exercise of Options or SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the participant as ordinary income and generally deductible by us.
Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.
Awards Other than Options and SARs. As to other awards granted under the 2006 Plan that are payable either in cash or shares of our common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.
As to an award that is payable in shares of our common stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.
Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, and assuming that, as expected, performance awards paid under the 2006 Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2006 Plan.
Under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million in any one year. The Section 162(m) deduction limit, however, does not apply to certain “performance-based compensation” as provided for by the Code and established by an independent compensation committee. Awards granted under the 2006 Plan may qualify as “performance-based compensation” for purposes of Section 162(m) if such awards are granted or vest based upon the achievement of one or more pre-established objective performance goals using one of the performance criteria described earlier. The 2006 Plan is structured in a manner that is intended to provide the committee with the ability to provide awards that satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.
Section 409A of the Code. Certain awards under the 2006 Plan may be considered “nonqualified deferred compensation” for purposes of Section 409A of the Code, which imposes certain additional requirements regarding the payment of deferred compensation. Generally, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the 2006 Plan for the taxable year and all preceding taxable years, by any participant with respect to whom the failure relates, are includible in gross income for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount also is subject to interest and an additional income tax of 20% of the compensation required to be included in gross income.

Application of Section 16. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.
Delivery of Shares for Tax Obligation. Under the 2006 Plan, the committee may permit participants receiving or exercising awards, subject to the discretion of the committee and upon such terms and conditions as it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to us to satisfy federal and state income tax obligations.
New Plan Benefits
No benefits or amounts have been granted, awarded or received under the 2006 Plan other than a non-qualified option to acquire up to 50,000 shares of our common stock at an exercise price of $2.85 granted to a consultant, subject to shareholder and committee approval. In addition, the committee in its sole discretion will determine the number and types of awards that will be granted. Thus, it is not possible to determine the benefits that will be received by eligible participants if the 2006 Plan were to be approved by the shareholders. The closing price of a share of our common stock as reported on the AMEX on March 20, 2006, was $2.65.
Equity Compensation Plan Information
The following table provides information about Uroplasty common stock that may be issued under our existing equity compensation plans as of February 14, 2006. The table does not include information about our proposed 2006 Plan which is being submitted for shareholder approval at the special meeting. If the 2006 Plan were to be approved by our shareholders, no further awards will be made pursuant to our existing plans.

	Securities to be
	Issued		Securities Available
	upon Exercise of	Weighted Average	for
Plan Category	Outstanding Options	Exercise Price	Future Issuance
Equity compensation plans approved by security holders	631,933(1)	$3.24	32,100	(2)
Equity compensation plans not approved by security holders	1,260,000(3)	4.09	N/A

Total	1,891,993	$3.80	32,100

(1)	Represents outstanding options granted under our 1997 Stock Option Plan, as amended, which has been terminated, and under our 2003 Stock Option Plan which is still in effect.

(2)	Represents shares available for option grants under our 2002 Stock Option Plan.

(3)	Represents 340,000 outstanding options granted under our 1995 Stock Option Plan and 920,000 outstanding options granted under individual compensation agreements.

Description of Compensation Plans Adopted Without Stockholder Approval
The material terms of our 1995 Stock Option Plan is briefly described in the beginning of this Proxy under the caption “Existing Plans”.
From April 1, 2003 through November 14, 2005, the Company granted a total of 920,000 stock options, of which 780,000, 90,000 and 50,000 were granted to our directors and executive officers, our employees, and a consultant whose President is an excutive officer, respectively. The Company granted these options at prices ranging from $2.25 to $5.30 and pursuant to written individual compensation arrangements including formal employment agreements and employment offer letters.
PRINCIPAL SHAREHOLDERS
The following table sets forth the number and percentage of shares of our common stock beneficially owned as of January 30, 2006, for each person known to us to be the beneficial owner of more than five percent of our common stock, each of our directors and named executive officers, and all directors and executive officers as a group. Unless otherwise indicated, the address for each of the shareholders is 2718 Summer Street N.E., Minneapolis, Minnesota 55413.
Beneficial ownership and the percentages shown in the following table are calculated in accordance with the rules of the SEC. The percentages are based on 6,880,405 shares outstanding on January 30, 2006. Unless otherwise indicated in the footnotes to the table, to our knowledge, each shareholder identified in the table possesses sole voting and investment power over its shares of common stock, except for those jointly owned with that person’s spouse.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Bruce P. Mindich, M.D. (1)	821,713	11.6%

SF Capital Partners Ltd. (2)	1,000,000	14.5%

Bonanza Master Fund, Ltd. (3)	571,428	8.3%

Heartland Advisors, Inc. (4)	605,000	8.7%

Daniel G. Holman (5)	680,847	9.4%

Susan Hartjes Holman (6)	680,847	9.4%

Sam B. Humphries (7)	468,000	6.4%

R. Patrick Maxwell (8)	147,634	2.1%

Joel R. Pitlor (9)	142,667	2.0%

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Larry Heinemann (10)	119,666	1.7%

Thomas E. Jamison (11)	94,100	1.3%

Arie J. Koole (12)	90,332	1.3%

Mahedi A. Jiwani(13)	100,000	1.4%

All directors and executive officers as group (14)	1,920,913	22.9%

*	Represents beneficial ownership of less than one percent of our common stock.

(1)	Dr. Mindich’s address is 200 Route 17 North, Paramus, New Jersey 07652. Of the shares listed, 541,665 shares are directly owned by the Mindich Family Limited Liability Company, the General Member of which is Dr. Mindich. Includes 183,332 shares issuable upon exercise of warrants. Helaine Brick-Cabot possesses shared voting and investment power over the shares held by Dr. Mindich and the Mindich Family Limited Liability Company and therefore may be deemed to beneficially own those shares. Based on Schedule 13D/A-7 filed by Bruce P. Mindich M.D. on December 9, 2005, Schedule 13D/A-7 filed by Helaine Brick-Cabot filed on December 9, 2005 and Schedule 13D/A-7 filed by the Mindich Family Limited Liability Company on December 1, 2005.

(2)	The address of SF Capital Partners Ltd. is c/o Stark Offshore Management, LLC, 3600 South Lake Drive, St. Francis, Wisconsin 53235. Excludes 500,000 shares issuable upon the exercise of warrants. The warrants are exercisable immediately and expire in April 2010, subject to exercise caps that preclude the holder thereof from utilizing its exercise rights to the extent that it would beneficially own in excess of 4.9% and 9.9% of our outstanding common stock, giving effect to such exercise. The holder may waive the 4.9% ownership cap, but such waiver will not be effective until the 61st day after delivery thereof. As a result, the holder is not deemed to be the beneficial owner of the shares underlying the warrants as of the date hereof. Michael A. Roth and Brian J. Stark are the managing members of Stark Offshore Management, LLC, which acts as investment manager and has sole power to direct the management of SF Capital Partners. Through Stark Offshore Management, Messrs. Roth and Stark possess voting and dispositive power over the shares held by SF Capital Partners and therefore may be deemed to be beneficial owners of the shares. Messrs. Roth and Stark disclaim such beneficial ownership based on Schedule 13G filed May 3, 2005.

(3)	The address of Bonanza Master Fund, Ltd. is 300 Crescent Court, Suite 1740, Dallas, Texas 75201. Excludes 285,714 shares issuable upon the exercise of warrants. The warrants are exercisable immediately and expire in April 2010, subject to exercise caps that preclude the holder thereof from utilizing its exercise rights to the extent that it would beneficially own in excess of 4.9% and 9.9% of our outstanding common stock, giving effect to such exercise. The holder may waive the 4.9% ownership cap, but such waiver will not be effective until the 61st day after delivery thereof. As a result, the reporting persons are not deemed to be beneficial owners of the underlying common stock with respect to the warrants as of the date hereof. Bonanza Master Fund, Ltd. and Bonanza Capital, Ltd. have shared voting and investment power over the shares. Based on Schedule 13G filed May 2, 2005.

(4)	The address of Heartland Advisors is 789 North Water Street, Milwaukee, Wisconsin 53202. Heartland Advisors and William J. Nasgovitz, President and a principal shareholder of Heartland Advisors, may be deemed to have shared voting and investment power over the shares. Each disclaims beneficial ownership over the shares. Based on Schedule 13G/A. Includes 50,000 shares issuable upon exercise of warrants.

(5)	Includes 170,000 shares that Mr. Holman may acquire upon exercise of options that are exercisable within 60 days of January 30, 2006. Includes 159,198 shares beneficially owned by Mr. Holman’s spouse, Susan Hartjes Holman, as to which shares Mr. Holman disclaims beneficial ownership. Includes 66,665 shares issuable upon exercise of warrants.

(6)	Includes 117,000 shares that Ms. Holman may acquire upon exercise of options that are exercisable within 60 days of January 30, 2006. Includes 521,649 shares beneficially owned by Ms. Holman’s spouse, Daniel G. Holman, as to which shares Ms. Holman disclaims beneficial ownership. Includes 1,783 shares issuable upon exercise of warrants.

(7)	Includes 468,000 shares that Mr. Humphries may acquire upon exercise of options that are exercisable within 60 days of January 30, 2006. Of the shares listed, 50,000 shares are beneficially owned by the Executive Advisory Group, the President of which is Mr. Humphries.

(8)	Mr. Maxwell’s address is 2444 Byrnes Road, Minnetonka, Minnesota 55305. Includes 94,000 shares that Mr. Maxwell may acquire upon exercise of options that are exercisable within 60 days of January 30, 2006. Includes 10,050 shares issuable upon exercise of warrants.

(9)	Mr. Pitlor’s address is 237 Moody Street, Waltham, Massachusetts 02453. Includes 94,000 shares that Mr. Pitlor may acquire upon exercise of options that are exercisable within 60 days of January 30, 2006.

(10)	Includes 113,666 shares that Mr. Heinemann may acquire upon exercise of options that are exercisable within 60 days of January 30, 2006. Includes 1,250 shares issuable upon exercise of warrants.

(11)	Mr. Jamison’s address is 3902 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402. Includes 94,000 shares that Mr. Jamison may acquire upon exercise of options that are exercisable within 60 days of January 30, 2006.

(12)	Mr. Koole’s address is Hofkamp 2, 6161 DC Geleen, The Netherlands. Includes 88,666 shares that Mr. Koole may acquire upon exercise of options that are exercisable within 60 days of January 30, 2006.

(13)	Includes 100,000 shares that Mr. Jiwani may acquire upon exercise of options that are exercisable within 60 days of January 30, 2006.

(14)	Includes 1,411,999 shares that our directors and executive officers may acquire upon exercise of options that are exercisable within 60 days of January 30, 2006. Includes 79,748 shares issuable upon exercise of warrants.

Board Voting Recommendation
Upon the recommendation of management, the Board adopted the Uroplasty, Inc. 2006 Stock and Incentive Plan and recommends to the shareholders that they vote FOR the approval of the plan.
The affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote (excluding broker non-votes) is required to approve the Uroplasty, Inc. 2006 Stock and Incentive Plan.
IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY (OTHER THAN BROKER NON-VOTES) WILL BE VOTED “FOR” THE APPROVAL OF THE UROPLASTY, INC. 2006 STOCK AND INCENTIVE PLAN
Forward-Looking Statements
     From time to time, and in an attempt to provide assistance in understanding our anticipated future financial performance, we may make written or oral “forward-looking statements”. Forward-looking statements are, however, by their very nature, subject to known and unknown risks and uncertainties relating to our future performance that may cause our actual results, performance or achievements, or the industry, to differ materially from those expressed or implied in any such forward-looking statements.
     We caution investors that any forward-looking statements made by us here or elsewhere are qualified by and subject to the warnings and cautionary statements contained above and in the “Risk Factors” section of our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2005.
BY ORDER OF THE BOARD OF DIRECTORS:
/s/ SUSAN HARTJES HOLMAN
Susan Hartjes Holman
Corporate Secretary and Chief Operating Officer
Minneapolis, Minnesota
April 3, 2006

Appendix I
UROPLASTY, INC.
2006 STOCK AND INCENTIVE PLAN
SECTION 1.
ESTABLISHMENT; PURPOSE; EFFECTIVE DATE
1.1 Establishment. Uroplasty, Inc., a Minnesota corporation (the “Company”), hereby establishes an incentive compensation plan to be known as the “Uroplasty, Inc. 2006 Stock and Incentive Plan” (the “Plan”), as set forth in this document.
1.2 Purpose. The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors, directors and other service providers capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various arrangements including stock ownership in the Company, thereby aligning the interests of such persons with the Company’s shareholders. The Plan is intended to provide the Company with flexibility in awarding such persons with incentives.
1.3 Effective Date. The Plan shall be effective upon its adoption by the Board, provided, however, that in the event the Plan is not approved by the shareholders of the Company at the special meeting of shareholders of the Company to be held on May 3, 2006, the Plan will be terminated and all Awards granted under the Plan will be terminated and deemed null and void, provided further, that no Award may vest and no Shares or cash may be issued or paid under the Plan prior to approval of the Plan by the shareholders of the Company.
SECTION 2.
DEFINITIONS
          As used in the Plan, the following terms shall have the meanings set forth below
2.1 “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.
2.2 “Award(s)” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards (including Share-based or cash-based awards), Phantom Shares or Other Share-Based Awards.
2.3 “Award Agreement” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.
2.4 “Board” means the Board of Directors of the Company.
2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6 “Committee” means the Compensation Committee of the Board or any other committee of the Board designated by the Board to administer the Plan. If and so long as the Shares of the Company are registered under Section 12(b) or 12(g) of the Exchange Act, the Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 and Section 162(m) of the Code, and each member of the Committee shall be a “non-employee Director.”
2.7 “Company” means Uroplasty, Inc., a Minnesota corporation, including any and all Subsidiaries and Affiliates, and any successors thereto.
2.8 “Director” means any individual who is a member of the Board of Directors of the Company or any Subsidiary or Affiliate, including any non-employee Director.
2.9 “Effective Date” shall have the meaning ascribed to such term in Section 1.3 hereof.
2.10 “Eligible Person(s)” shall mean any Employee, officer, Director, consultant, advisor or other service provider providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person. An Eligible Person must be a natural person.
2.11 “Employee” means any employee of the Company or its Subsidiaries or Affiliates.
2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.13 “Fair Market Value” shall be determined on the basis of the closing sale price on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported; if the security is not listed for trading on a national securities exchange, the fair market value of a security shall be determined through the reasonable application of a reasonable valuation method, as such phrase is used in Code Section 409A.
2.14 “Freestanding SAR” means an SAR that is granted independently of any Options pursuant to Section 7 herein.
2.15 “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Section 6 herein that is intended to qualify as an “incentive stock option” in accordance with the terms of Section 422 of the Code or any successor provision.
2.16 “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Section 6 herein that is not is intended to qualify as an “incentive stock option” in accordance with the terms of Section 422 of the Code or any successor provision.
2.17 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.
2.18 “Other Share-Based Award” means an Award granted to a Participant pursuant to Section 11 herein.
2.19 “Participant” means any Eligible Person designated to receive an Award under the Plan.

2.20 “Performance Award” means any right granted under Section 9 of the Plan.
2.21 “Performance Goal(s)” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary or business unit basis: revenue, cash flow, gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings, earnings per share, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, economic value added, working capital, market share, cost reductions, workforce satisfaction and diversity goals, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. The Committee may appropriately adjust any evaluation of performance under such goals to exclude the effect of certain events, including any of the following events: mergers, acquisitions or other extraordinary corporate transactions; asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.
2.22 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Section 8 herein.
2.23 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
2.24 “Phantom Shares” means an Award granted to a Participant pursuant to Section 10 herein which grants to the Participant the right to receive per Phantom Share the excess of the fair market value (calculated as of the exercise date or, at the Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of Shares over the grant price of the Phantom Share.
2.25 “Restricted Stock” means any Share granted under Section 8 of the Plan.
2.26 “Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan evidencing the right to receive a Share (or a cash payment based on the value of a Share as determined by the Committee) at some future date.
2.27 “Shares” means the shares of Common Stock of the Company.
2.28 “Stock Appreciation Right” or “SAR” means an Award, granted to a Participant pursuant to Section 7 herein, alone or in connection with a related Option, which grants to the Participant the right to receive the excess of the fair market value (calculated as of the exercise date or, at the Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of Shares over the grant price of the SAR.
2.29 “Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company has a fifty percent (50%) or greater voting interest.
2.30 “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Section 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).
SECTION 3.
ADMINISTRATION
3.1 General. The Plan shall be administered by the Committee. The Committee shall have the authority to delegate administrative duties to Employees, officers or Directors of the Company.
3.2 Power and Authority of the Board. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Eligible Persons; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares or an amount of cash to be covered by each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of any Award or waive any restrictions relating to any Award; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, on a cashless basis, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive rules and regulations for the proper administration of the Plan; (x) (subject to the provisions of Section 13 herein) amend the terms and conditions of any outstanding Award as provided in the Plan, and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
3.3 Decisions Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Eligible Person, Participant and any holder or beneficiary of any Award.
SECTION 4.
SHARES AVAILABLE FOR AWARDS
4.1 Number Of Shares Available For Awards. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Eligible Persons under the Plan shall be One Million Two Hundred Thousand Shares (1,200,000).

4.2 Adjustments In Authorized Shares. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of Shares, other securities or other property), stock split, reverse stock split, reorganization, recapitalization, merger, consolidation, split-up, spin-off, combination or other similar corporate transaction or event affects the Shares or the Plan such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the class(es) and maximum number of shares subject to the Plan, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award, (iv) the maximum number of shares which may be granted to a Participant in a calendar year, and (v) any limitations contained in a Award Agreement or otherwise provided, however, that the number of Shares subject to any Award shall always be a whole number. Such adjustment shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. The Board or the Committee, in its sole discretion, may accomplish any such adjustment in a manner calculated not to constitute a “modification” of any such Awards (within the meaning of Code Section 409A) that would cause any such Award to be considered “nonqualified deferred compensation” (within the meaning of Code Section 409A).
4.3 Accounting for Awards. If an Award terminates or is forfeited or cancelled without the issuance of any Shares, or if any Shares covered by an Award or to which an Award relates are not issued for any other reason, then such Shares, to the extent of any such termination, forfeiture, cancellation or other event, shall again be available for granting Awards under the Plan. If Shares of Restricted Stock are forfeited or otherwise reacquired by the Company prior to vesting, whether or not dividends have been paid on such Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award of Restricted Stock, to the extent of any such forfeiture or reacquisition by the Company, shall again be available for granting Awards under the Plan. Prior to the tenth anniversary of the Effective Date, (i) any previously issued Shares, or (ii) Shares under an Award that are withheld, (in each case of (i) or (ii)) in full or partial payment to the Company of the purchase or exercise price of an Award or to satisfy tax obligations relating to an Award (other than an Incentive Stock Option) shall again be available for granting Awards under the Plan.
SECTION 5.
ELIGIBILITY AND PARTICIPATION
5.1 Eligibility. Any Eligible Person shall be eligible to be designated a Participant.
5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Persons, those to whom Awards shall be granted and shall determine the nature and amount of each Award. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant.

SECTION 6.
STOCK OPTION AWARDS
6.1 Options. The Committee is hereby authorized to grant Options to Eligible Persons as the Committee shall determine with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time Employees (which term as used herein includes, without limitation, officers and Directors who are also Employees), and an Incentive Stock Option shall not be granted to an Employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.
6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify number of Shares to which the Option pertains, the exercise price, the term and any applicable vesting terms, the method of exercise, the manner of payment, applicable termination, transferability and change of control rights (if any), and any other provisions as the Committee shall deem advisable. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.
6.3 General Provisions Applicable. The general provisions applicable to Awards set forth in Section 12 of this Plan shall apply to any Options Awards under this Plan.
SECTION 7.
STOCK APPRECIATION RIGHTS AWARDS
7.1 Grant of SAR. The Committee is hereby authorized to grant SARs to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine. The Committee may grant Freestanding SARs, Tandem SARs, or any combination thereof.
7.2 Award Agreement. Each SAR grant shall be evidenced by an Award Agreement and subject to the terms of the Plan, shall describe the SAR (Freestanding or Tandem), specify the number of SARs to which the Award relates, the grant or exercise price, the term and any applicable vesting terms, the method of exercise, the manner of payment, applicable termination, transferability and change of control rights (if any), and any other provisions as the Committee shall deem advisable.
7.3 General Provisions Applicable. The general provisions applicable to Awards set forth in Section 12 of this Plan shall apply to any SARs Award under this Plan.
SECTION 8.
RESTRICTED STOCK AWARDS
8.1 Grant Of Restricted Stock. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine.

8.2 Award Agreement; Restrictions. Each Restricted Stock or Restricted Stock Unit grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Award, the number of Shares of Restricted Stock or Restricted Stock Units granted, the exercise or grant price if any, the Period(s) of Restriction, the method of exercising, the manner of payment, applicable termination, transferability and change of control rights (if any), and any other provisions as the Committee shall deem advisable including, without limitation, achievement of Performance Goals, limitations on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto, which such restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.
8.3 Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions relating to Restricted Stock Units, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.
8.4 Forfeiture. Except as otherwise determined by the Committee, upon the cessation of a Participant’s employment, directorship or other relationship with the Company for any reason during the applicable Period of Restriction, all unvested Shares of Restricted Stock and Restricted Stock Units held by the Participant at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.
8.5 General Provisions Applicable. The general provisions applicable to Awards set forth in Section 12 of this Plan shall apply to any Restricted Stock Award or Restricted Stock Units Award under this Plan.
SECTION 9.
PERFORMANCE AWARDS
9.1 Performance Awards. The Committee is hereby authorized to grant to Eligible Persons Performance Awards in such amounts and upon such terms and conditions, and at any time and from time to time, as it shall determine. A Performance Award granted under the Plan may be payable by the Company in cash or in Shares or a combination thereof (including, without limitation, Restricted Stock) as determined by the Committee.
9.2 Award Agreement. Each Performance Award grant shall be evidenced by an Award Agreement specifying the type and amount of any Performance Award granted, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any payment or transfer to be made pursuant to any Performance Award, applicable termination, transferability and change of control rights (if any), and any other provisions as the Committee shall deem advisable.

9.3 General Provisions Applicable. The general provisions applicable to Awards set forth in Section 12 of this Plan shall apply to any Performance Award under this Plan.
SECTION 10.
PHANTOM SHARES
10.1 Grant Of Phantom Shares. Subject to the terms of the Plan, the Committee is hereby authorized to grant to Eligible Persons Phantom Shares in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
10.2 Award Agreement. Each Phantom Share grant shall be evidenced by an Award Agreement specifying the amount of Phantom Shares granted, any vesting provisions, the initial value of the award, applicable termination, transferability and change of control rights (if any), and any other provisions as the Committee shall deem advisable. The holder of any vested Phantom Shares shall be entitled to receive payout on the number and value of Phantom Shares earned by the Participant at such time as designated by the Committee. At the discretion of the Committee, Eligible Persons may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Phantom Shares which have been earned, but not yet distributed to Eligible Persons.
10.3 General Provisions Applicable. The general provisions applicable to Awards set forth in Section 12 of this Plan shall apply to any Phantom Shares Award under this Plan.
SECTION 11.
OTHER SHARE-BASED AWARDS
          Subject to the terms of the Plan, the Committee may grant Other Share-Based Awards under this Plan, including without limitation, those Awards pursuant to which Shares are acquired or may in the future be acquired. The Committee, in its sole discretion, shall determine the terms and conditions of such Other Share-Based Awards as set forth in an Award Agreement. The general provisions applicable to Awards set forth in Section 12 of this Plan shall apply to any Other Share-Based Award under this Plan.
SECTION 12.
GENERAL PROVISIONS APPLICABLE TO AWARDS
          The following terms and conditions shall apply to each Award granted under this Plan:
   (a) Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee or required by applicable law.
   (b) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, at the same time or at a different time, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate.

   (c) Term of Awards. The term of each Award shall be fixed by the Committee at the time of grant but shall not be longer than ten (10) years from the date of grant.
   (d) Forms of Payment by Participants under Awards; Limited Cashless Exercise. Payments or transfers to be made by a Participant upon the grant, exercise or payment of an Award, shall be paid, to the extent permitted by applicable statutes and regulations and if approved by the Committee either: (i) in cash; (ii) by delivery to the Company of Shares that have been held for the period of time (at least 180 days) required to avoid a charge to the Company’s reported earnings and valued at the Fair Market Value on the date of the applicable event; or (iii) in any other form of legal consideration or by any other means that may be acceptable to the Committee in its discretion and which it determines to be consistent with the Plan’s purpose and applicable law. Notwithstanding the foregoing, no payment by a Participant upon the grant, exercise or payment of an Award shall be made through a cashless exercise (i.e., through the cancellation of a number of then otherwise exercisable Options or other Awards, the Fair Market Value of which equals the amount of the exercise price of such Options or Awards being exercised) except the Committee may authorize a cashless exercise solely for the purposes of paying any applicable withholding taxes. In such event, the Participant shall instruct the Company to cancel a number of otherwise then exercisable Options or Awards, the value of which equals the amount of such tax. For this purpose, the value of an Option or other Award being canceled is the difference between the exercise price thereof and the Fair Market Value of a Share as of the close of business on the date of exercise. Cashless exercise for the payment of withholding tax purposes as permitted hereunder shall be made in accordance with the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions
   (e) Forms of Payment by Company under Awards. Payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee and as set forth in the Award Agreement.
   (f) Transfer Restrictions. Except as otherwise provided in this Plan or in a Participant’s Award Agreement, Awards may not be sold, transferred, pledged, assigned, or otherwise alienated, encumbered or hypothecated, other than by will or by the laws of decent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant except as provided herein or in an Award Agreement or, if permissible under applicable law, by the Participant’s guardian or legal representative.
   (g) Qualified Domestic Relations Order.
     (i) Notwithstanding anything in the Plan to the contrary, rights under Awards may be assigned to an Alternate Payee to the extent that a QDRO so provides. (The terms

“Alternate Payee” and “QDRO” are defined below.) The assignment of an Award to an Alternate Payee pursuant to a QDRO shall not be treated as having caused a new grant. The transfer of an Incentive Stock Option to an Alternate Payee may, however, cause it to fail to qualify as an Incentive Stock Option. If an Award is assigned to an Alternate Payee, the Alternate Payee shall have no greater rights as the original Participant of the Award.
     (ii) In the event of the Committee’s receipt of a domestic relations order or other notice of adverse claim by an Alternate Payee, the Committee may suspend the transfer of the proceeds of the exercise of such Award, whether in the form of cash, stock or other property. Such proceeds shall thereafter be transferred pursuant to the terms of a QDRO or other agreement between the original Participant of the Award and Alternate Payee. A Participant’s ability to exercise an Award may be barred if the Committee receives a court order directing the Committee not to permit exercise.
     (iii) The word “QDRO” as used herein shall mean a court order (i) that creates or recognizes the right of the spouse, former spouse or child (an “Alternate Payee”) of an individual who is granted an Award to an interest in such Award relating to marital property rights or support obligations and (ii) that the Committee determines would be a “qualified domestic relations order,” as that term is defined in Section 414(p) of the Code and Section 206(d) of the Employee Retirement Income Security Act (“ERISA”), but for the fact that the Plan is not a plan described in Section 3(3) of ERISA.
   (h) Restrictions. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions.
   (i) Change of Control. Notwithstanding anything contained in the Plan or an Award Agreement to the contrary, an Award shall fully vest upon a “Change of Control,” which will be deemed to occur as of the first day after the date hereof that any one or more of the following conditions is satisfied (the “Change of Control Date”):
     (i) any person or entity, or group of persons or entities acting together, other than the Company or an employee benefit plan of the Company, acquires directly or indirectly the beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of any voting security of the Company and, immediately after such acquisition, such person, entity or group is, directly or indirectly, the beneficial owner of voting securities representing a majority of the total voting power of all of the then-outstanding voting securities of the Company and has a larger percentage of voting securities of the Company than any other person, entity or group holding voting securities of the Company;
     (ii) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, or a reverse stock split of outstanding voting securities, other than any such transaction which results in at least a majority of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by at least a majority of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction;
     (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company’s assets (i.e., 50% or more of the total assets of the Company); or
     (iv) (A) the persons who are members of the Board prior to any transaction listed in subsection (ii) or (iii) above cease to constitute a majority of the Board of the Company or any successor company following such transaction (the “Original Directors”); (B) the individuals who thereafter are elected to the Company’s Board and whose election, or nomination for election, to the Board was approved by a vote of at least a majority of the Original Directors then still in office (such directors becoming “Additional Original Directors” immediately following their election); and (C) the individuals who are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least a majority of the Original Directors and Additional Original Directors then still in office (such directors also becoming “Additional Original Directors” immediately following their election).
   (j) Procedure for Exercise; Rights as a Stockholder. Any Award granted hereunder shall be exercisable according to the terms of this Plan or as otherwise set forth in an Award Agreement. An Award shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Award, and (ii) full payment for the Shares with respect to which the Award is exercised in the manner permitted in an Award Agreement. Shares issued upon exercise of an Award shall be issued in the name of the Participant. Unless otherwise set forth in an Award Agreement, until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist, notwithstanding the exercise of an Award.
   (k) Rights Upon Termination of Employment or Other Service.
     (i) Termination of Employment or Other Relationship. In the event a Participant’s employment or other service with the Company or its Subsidiaries or Affiliates is terminated for any reason other than for “cause”, or by death or “disability” (as each such quoted words are defined in this Section 12(k), the Participant may exercise an Award within the time frame specified in an Award Agreement to the extent that the Award is vested on the date of termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Award shall remain exercisable for three (3) months following the date of Participant’s termination. The term “cause” as used herein shall be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, shall mean (a) dishonesty, fraud, embezzlement, or material or deliberate injury or attempted injury, related to the Company, or any Subsidiary or Affliate, (b)

any criminal activity involving a felony, (c) any continued and willful breach of job performance following notification and ability to cure, or (d) any material breach of a confidentiality or noncompetition agreement entered into with the Company or any Subsidiary or Affiliate.
     (ii) Disability of Participant. In the event a Participant’s employment or other service with the Company or its Subsidiaries or Affiliates is terminated as a result of the Participant’s “disability” (as defined below), the Participant may exercise an Award within the time frame specified in an Award Agreement to the extent the Award is vested on the date of termination (but in no event later than the expiration of the term of such Award). In the absence of a specified time in the Award Agreement, the Award shall remain exercisable for twelve (12) months following the Participant’s termination. For purposes of this Section, “disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
     (iii) Death of Participant. In the event a Participant’s employment or other service with the Company or its Subsidiaries or Affiliates is terminated by the death of Participant, the Participant’s designated beneficiary may exercise the Award within the time frame specified in an Award Agreement to the extent that the Award is vested on the date of death (but in no event may the Award be exercised later than the expiration of the term of such Award). If no such beneficiary has been designated by the Participant, then such Award may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Award is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Award shall remain exercisable for twelve (12) months following Participant’s death.
SECTION 13.
AMENDMENT OF THE PLAN AND AWARDS
13.1 Amendment. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 4.2 relating to adjustments upon changes in the common stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:
(a) increase the number of shares reserved for Awards under the Plan;
(b) modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code);
(c) modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code; or
(d) otherwise require shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirements.
The Board may in its sole discretion submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation to certain executive officers. Prior to any such approval, Awards may be made under the Plan expressly subject to such approval.
13.2 Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Board may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 or the last sentence of Section 2.21 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
13.3 Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee or the Board determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee or the Board may, subject to this Section 13, make any adjustments it deems appropriate.
13.4 Code Section 409A Amendments. Any amendment of the Plan or any Award Agreement may be accomplished in a manner calculated to cause such amendment not to constitute an “extension,” “renewal” or “modification” (each within the meaning of Code Section 409A) of any Award that would cause such Award to be considered “nonqualified deferred compensation” (within the meaning of Code Section 409A). Notwithstanding the foregoing, if at any time the Board or the Committee determines that any Award may be subject to Code Section 409A, the Board or the Committee shall have the right, in its sole discretion, and without a Participant’s prior consent to amend the Plan or any Award as it may determine is necessary or desirable either for the Plan and Award to be exempt from the application of Section 409A or to satisfy the requirements of Section 409A, including by adding conditions with respect to the vesting and/or the payment of the Award.
13.5 Previously Granted Awards. Notwithstanding any other provision of the Plan to the contrary, no amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.
SECTION 14.
TERMINATION OR SUSPENSION OF THE PLAN
14.1 Termination or Suspension. The Board may suspend or terminate the Plan at any time.
14.2 Termination Date. Unless sooner terminated, the Plan shall terminate at midnight on the tenth anniversary of the Effective Date. No Award may be granted under the Plan while the Plan is suspended or after it is terminated.

14.3 Previously Granted Awards. Notwithstanding any other provision of the Plan to the contrary, no termination or suspension of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award.
SECTION 15.
CODE SECTION 409A CONSIDERATIONS
          Except as may be expressly provided with respect to any Award granted under the Plan, the Plan and the Awards are not intended to constitute a “nonqualified deferred compensation plan” within the meaning of Code Section 409A, but rather are intended to be exempt from the application of Code Section 409A. To the extent that the Plan and/or Awards are nevertheless deemed to be subject to Code Section 409A, the Plan and Awards shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the grant of any Award. Notwithstanding any provision of the Plan or any Award to the contrary, in the event that the Board or the Committee determines that any Award may be or become subject to Code Section 409A, the Board or the Committee may adopt such amendments to the Plan and the affected Award (as described in Section 13.4) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board or the Committee determines are necessary or appropriate to (a) exempt the Plan and any Award from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Code Section 409A (even if this changes the intended Award and tax treatment thereof).
SECTION 16.
INCOME TAX WITHHOLDING
          The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy applicable federal, state, local or foreign payroll, withholding, income or other taxes, with respect to any taxable event arising as a result of an Award under this Plan. In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all such taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. The Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes.

SECTION 17.
INDEMNIFICATION
          Each person who is or shall have been a member of the Board, or of the Committee, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
SECTION 18.
SUCCESSORS
          All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
SECTION 19.
ELIGIBLE PERSONS AND RIGHTS OF PARTICIPANTS
19.1 Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.
19.2 No Rights to Awards. No Eligible Person or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.
19.3 No Rights of Shareholders. Except with respect to Shares of Restricted Stock as to which the Participant may have been granted the right to vote in an Award Agreement, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable to such Participant upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.
19.4 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.
SECTION 20.
MISCELLANEOUS
20.1 Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.
20.2 Securities Law Compliance. With respect to Insiders (as such term is defined in Section 16 of the Exchange Act), transactions under this Plan are intended to be exempt from the application of Section 16(b) of the Exchange Act by virtue of compliance with all applicable conditions of Rule 16b-3 of the General Rules and Regulations of the Exchange Act.
20.3 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
20.4 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Eligible Person or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
20.5 Headings. Headings are given to the Sections and subsections of the Plan or any Award Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
20.6 Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Minnesota.
Adopted by the Board of Directors on February 2, 2006

Front of Proxy Card
SPECIAL MEETING OF SHAREHOLDERS — WEDNESDAY, MAY 3, 2006, 10:00 A.M. (CDT)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Sam B. Humphries as Proxy with full power of substitution, and hereby authorizes him to represent and vote, as designated below, all the shares of common stock of Uroplasty, Inc. held of record by the undersigned as of March 20, 2006 at the Special Meeting of Shareholders to be held on Wednesday, May 3, 2006 at 10:00 a.m. (CDT) or any adjournment thereof, and hereby revokes all Proxies previously granted with respect to such meeting.
1.	2006 Stock and Incentive Plan: To approve the 2006 Stock and Incentive Plan. ☐ FOR approval of the plan ☐ AGAINST approval of the plan
3.	Discretionary Authority: By signing this proxy card, the undersigned authorizes the Proxy, in his discretion, to vote upon such business as may properly come before the meeting.
Over, please...

Back of Proxy Card
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF PROPERLY EXECUTED BUT NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE 2006 STOCK AND INCENTIVE PLAN.
Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:	, 2006

Signature

NOTE: The number shown to the right of your name on this label signifies how many shares you have on record according to StockTrans, Inc.

Signature (if held jointly)
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.